Exhibit 10.20

DATED 1 MARCH 2010

SEAGATE TECHNOLOGY PLC

AS CHARGOR

AND

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT

DEBENTURE

ARTHUR COX

DUBLIN

CONTENTS

Clause		Page

1	INTERPRETATION	4
2	COVENANT TO PAY	10
3	INTEREST	10
4	PAYMENTS	10
5	LIMITATIONS	11
6	CURRENCY CONVERSIONS	11
7	CREATION OF SECURITY	11
8	REPRESENTATIONS	15
9	RESTRICTIONS ON DEALINGS	18
10	REAL PROPERTY	19
11	INVESTMENTS	21
12	INTELLECTUAL PROPERTY	24
13	SECURITY ACCOUNTS	24
14	RELEVANT CONTRACTS	25
15	INSURANCES	26
16	GENERAL COVENANTS	27
17	WHEN SECURITY BECOMES ENFORCEABLE	27
18	ENFORCEMENT OF SECURITY	28
19	RECEIVER	30
20	POWERS OF RECEIVER	31
21	APPLICATION OF PROCEEDS	33
22	EXPENSES AND INDEMNITY	34
23	DELEGATION	34
24	POWER OF ATTORNEY	35
25	FURTHER ASSURANCES	35
26	PRESERVATION OF SECURITY	36
27	SET-OFF	38
28	MISCELLANEOUS	39
29	LITIGATION	40
30	ENTRIES IN ACCOUNTS	40
31	CERTIFICATES AND DETERMINATIONS	40
32	REMEDIES AND WAIVERS	40
33	ASSIGNMENT	41
34	VARIATION	41
35	RELEASE	41
36	NOTICES AND DEMANDS	41
37	COUNTERPARTS	42
38	LAW AND JURISDICTION	42

SCHEDULE 1
Forms of Letter for Security Accounts		43
	Part 1 — Notice to Account Bank	43
	Part 2 — Acknowledgement of Account Bank	45

SCHEDULE 2
Forms of Letter for Insurances		46
	Part 1 — Form of Notice of Assignment	46
	Part 2 — Form of Letter of Undertaking	48

SCHEDULE 3
Forms of Letter for Relevant Contracts		50
	Part 1 — Notice to Counterparty	50

THIS DEED is dated 1 March 2010 and made between:

(1)                                  SEAGATE TECHNOLOGY PLC with company registration number 480010 and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Chargor”); and

(2)                                  JPMORGAN CHASE BANK, N.A. having its registered office at 270 Park Avenue, New York, NY 10017, U.S.A., in its capacity as administrative agent for the Secured Parties (the “Administrative Agent”).

RECITALS:

A.                                   Pursuant to the Credit Agreement, the Lenders agreed to make loans to the Borrower and the Issuing Banks agreed to issue Letters of Credit on the terms and subject to the conditions contained in the Credit Agreement.  In addition, by a guarantee agreement (as supplemented or amended from time to time, the “Guarantee Agreement”) dated 29 April 2009 granted by the Guarantors in favour of the Administrative Agent for the benefit of the Secured Parties, each of the Guarantors agreed, inter alia, to guarantee all the Obligations of the Borrower and the other Loan Parties under the Credit Agreement.

B.                                     The Chargor has agreed to become a guarantor under the U.S. Guarantee Agreement pursuant to a supplement thereto, dated as of 1 March, 2010.  In accordance with the Collateral and Guarantee Requirement (as defined in the Credit Agreement) the Chargor has (after giving due consideration to the terms and conditions of the Credit Agreement and the other Loan Documents and satisfying itself that it will derive direct and indirect economic and corporate benefit from the arrangements contemplated in the Credit Agreement and the other Loan Documents and that there are reasonable grounds for believing that the entry into by it of this Deed will benefit it) decided in good faith and for the purposes of its business to enter into this Deed and to create the security expressed to be created by this Deed as a continuing security for the payment and discharge of the Secured Obligations.

C.                                     The Administrative Agent has agreed to enter this Deed as administrative agent for the Secured Parties.

IT IS AGREED AS FOLLOWS:

1.                                       INTERPRETATION

1.1                                 In this Deed (including its Recitals):

“Account Bank” means a bank with which the Chargor holds a Security Account.

“Act” means the Land and Conveyancing Law Reform Act 2009.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Borrower” means Seagate Technology HDD Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands with company number 103069 and having its registered office at P.O Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Dublin.

“Certificate of Title” means any certificate of title on the Mortgaged Property provided to the Administrative Agent as trustee for the Secured Parties.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated 3 April 2009 made between (1) Seagate Technology (“Intermediate Holdings”) (2) Seagate Technology HDD Holdings (3) the lenders named therein (4) and JPMorgan Chase Bank, N.A. as Administrative Agent (5) and the other agents named therein, as supplemented or amended from time to time.

“Default Rate” means the rate per annum specified in Section 2.12(c)(ii) of the Credit Agreement.

“Delegate” means any delegate, agent, manager, attorney or co-trustee appointed by the Administrative Agent or any Receiver.

“Enforcement Date” means the date on which an Event of Default has occurred so long as it is continuing.

“Environmental Claim” means any claim, suit or proceeding by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law, regulation or other requirement having legal effect which relates to:

(a)                                  the pollution of, protection of or prevention of harm to the environment; or

(b)                                 hazardous or toxic substances, wastes or pollutants.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Chargor conducted on or from the properties owned or used by the Chargor.

“Event of Default” means the occurrence of an Event of Default as defined in the Credit Agreement and/or the failure by the Chargor to observe or perform any covenant or agreement contained in any Loan Document to which it is a party or any default in the payment of any of the Secured Obligations.

“Fixtures” means all fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery of the Chargor.

“Floating Charge Assets” means any of the Chargor’s assets charged by way of a floating charge under this Deed.

“Guarantee” has the meaning given to it in Recital B above.

“Guarantors” means Intermediate Holdings, the Borrower, and each of the Subsidiary Loan Parties party to the Guarantee Agreement.

“Insurances” means any contract of insurance or re-insurance taken out by or on behalf of the Chargor or under which it has a claim.

“Intellectual Property” means any and all its discoveries, inventions, concepts, ideas, patents, trade marks, service marks, registered designs, drawings, utility models, design rights, copyright (including the copyright in software in any code), database rights, trade secrets and other confidential information, technical information, technology, know-how, business ideas, methods, techniques, concepts, business or trade names, goodwill and all its other intellectual property and rights of a similar or corresponding nature in any part of the world, whether registered or not, or capable of registration or not, and including all applications and the right to apply for any of the foregoing rights.

“Intercreditor Agreement” means the intercreditor agreement dated 1 May 2009 between, amongst others, the Administrative Agent, the Borrower and Wells Fargo Bank, National Association (as Collateral Agent) as supplemented or amended or otherwise modified from time to time.

“Investments” means, for the Chargor:

(a)                                  the Shares of the Chargor;

(b)                                 all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments of the Chargor; and

(c)                                  any declarations of trust and/or nominee agreements in relation to the Shares of the Chargor and in relation to all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments of the Chargor, and in the case of paragraphs (a) and (b) whether certificated or uncertificated, physical or dematerialised, registered or unregistered, held directly by or to the order of the Chargor or by any trustee, nominee, fiduciary or clearing system on its behalf and all rights against such trustee, nominee, fiduciary or clearing system, held by the Chargor.

“Legal Reservations” means:

(a)                               the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims and defences of set-off or counterclaim; and

(c)                               similar principles, rights and defences under the laws of any Relevant Jurisdiction.

“Loan Documents” has the meaning given to that term in the Credit Agreement.

“Mortgaged Property” means all freehold, leasehold and other immovable property in which the Chargor holds or acquires a legal or beneficial interest, both now and in future.

“Party” means a party to this Deed.

“Permitted Encumbrances” means those encumbrances expressly permitted under Section 6.02 of the Credit Agreement.

“Planning Acts” means all laws (whether criminal, civil or administrative) including common law, statute, statutory instruments, directives, regulations, bye-laws, orders, codes, judgments and other legal measures having the force of law concerning planning matters including the Planning and Development Acts 2000 to 2006, the Building Control Acts 1990 and 2007, the Local Government (Planning and Development) Acts 1963 to 1999 and any regulations issued pursuant thereto and any extant order or regulation made or confirmed under any of them.

“Plant and Machinery” means all plant, machinery, computers, office equipment or vehicles of the Chargor.

“Premises” means all buildings and erections included in the Chargor’s Mortgaged Property.

“Receiver” means a receiver or a receiver and manager, in either case, appointed under this Deed.

“Related Company” means a company which is related within the meaning of Section 4(5) of the Companies (Amendment) Act 1990.

“Relevant Contract” means any agreement to which the Chargor is a party and which the Chargor and the Administrative Agent may from time to time designate a Relevant Contract.

“Relevant Jurisdiction” means, in relation to the Chargor:

(a)                                  its jurisdiction of incorporation; and

(b)                                 any jurisdiction where it conducts its business.

“Secured Obligations” has the meaning ascribed to “Obligations” in the Credit Agreement.

“Secured Parties” has the meaning given to it in the Credit Agreement.

“Security” means any Security Interest created, evidenced or conferred by or under this Deed.

“Security Account” means:

(a)                                  any account specified in Part 5 of Schedule 1 (Security Assets); and

(b)                                 any other account which the Chargor and the Administrative Agent may from time to time designate a Security Account.

“Security Assets” means all assets of the Chargor the subject of this Security.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Period” means the period commencing on the date of execution of this Deed and terminating on the date when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated and all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank).

“Shares” means all shares the subject of this Security.

“Subsidiary” shall be construed as a subsidiary undertaking within the meaning of Regulation 4 of the European Communities (Companies: Group Accounts) Regulations 1992.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“VAT” means value added tax as provided for in the Value Added Tax Act 1972 (“VATA”) and any Tax which may be levied in accordance with Directive 2006/112/EC whether in Ireland or elsewhere and any other tax of a similar nature.

1.2                               Unless a contrary indication appears, any reference in this Deed to:

(a)                                  the “Chargor”, any “Secured Party”, any “Lender”, any “Issuing Bank”, the “Administrative Agent”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and in the case of the Administrative Agent, any person for the time being appointed as Administrative Agent in accordance with the Loan Documents;

(b)                                 an “agreement” includes any agreement, arrangement, instrument, contract or deed (in each case whether oral or written);

(c)                                  an “amendment” includes a supplement, novation or re-enactment and “amended” shall be construed accordingly;

(d)                                 “assets” includes present and future assets, properties, revenues and rights of every description;

(e)                                  “this Deed” means this Debenture;

(f)                                  “dispose” includes part with possession of, grant any interest in, sell, lease, licence, discount, factor, loan, assign, convey, agree to convey, transfer, release, exchange and set-off and “disposal” shall be construed accordingly;

(g)                                 the “Credit Agreement”, a “Loan Document”, a “Letter of Credit” or any other agreement is a reference to the Credit Agreement, that Loan Document or other agreement as amended, extended or restated;

(h)                                 a “filing” includes any filing, registration, recording or notice and “filed” shall be construed accordingly;

(i)                                   “including” means including without limitation and “includes” and “included” shall be construed accordingly;

(j)                                   “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(k)                                “insolvency” includes insolvency, winding-up, dissolution, examinership, the granting of court protection, administration, liquidation, bankruptcy, composition or arrangement and other similar events under the laws of any jurisdiction;

(l)                                   “losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and “loss” shall be construed accordingly;

(m)                               a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(n)                                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(o)                                 a provision of law or regulation is a reference to that provision as amended; and

(p)                                 a time of day is a reference to Dublin time.

1.3                                 Words in the singular shall include the plural and vice versa.

1.4                                 Clause and Schedule headings are for ease of reference only.

1.5                                 Unless a contrary indication appears, a term used and defined in the Credit Agreement that is not defined in this Deed has the same meaning in this Deed as in the Credit Agreement.

1.6                                 Any covenant, undertaking or agreement of the Chargor under this Deed remains in force during the Security Period.

1.7                                 It is intended that this document takes effect as a deed notwithstanding the fact that the Administrative Agent may only execute this document under hand.

1.8                                 If an amount paid to a Secured Party under this Deed is capable of being avoided or otherwise set aside on the insolvency of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

1.9                               Unless the context otherwise requires, a reference to a Security Asset includes:

(a)                                  any part of that Security Asset;

(b)                                 the proceeds of sale of all or any part of that Security Asset;

(c)                                  any monies and proceeds paid or payable in respect of that Security Asset including all rights to be paid or receive compensation under any statute or enactment by reason of any compulsory acquisition or other exercise of compulsory or similar powers in relation to that Security Asset by any local or other authority or government agency or body or any refusal, withdrawal or modification of any planning permission or approval relative thereto or any control or limitation imposed upon or affecting the use of that Security Asset;

(d)                                 all rights under any licence, agreement for sale or agreement for lease in respect of that Security Asset;

(e)                                  all rights, powers, benefits, claims, contracts, warranties, remedies, Security Interests, guarantees, indemnities, covenants, agreements or undertakings in respect of that Security Asset; and

(f)                                    any present and future assets of that type.

1.10                         Unless the context otherwise requires, a reference in this Deed to any Mortgaged Property includes:

(a)                                  all buildings, erections and Fixtures from time to time on that Mortgaged Property owned by the Chargor;

(b)                                 the benefit of any covenant for title given or entered into by any predecessor in title of the Chargor in respect of that Mortgaged Property and any monies paid or payable in respect of that covenant.

1.11                           (a)                                 All this Security:

(i)                                     is created in favour of the Administrative Agent subject to, and for the beneficiaries specified in, clause 1.11(b); and

(ii)                                  is a continuing security for the payment, discharge and performance of all the Secured Obligations.

(b)                                 The Administrative Agent holds the benefit of this Deed on trust for the Secured Parties.

1.12                         The fact that no, or incomplete, details of any Security Asset are inserted in the Schedules hereto does not affect the agreement of the Parties to create a mortgage, an assignment or a first fixed charge as applicable over that Security Asset.

1.13                           An Event of Default is “continuing” if it has not been remedied or waived.

2.                                       COVENANT TO PAY

2.1                                 The Chargor (as primary obligor and not merely as surety) unconditionally and irrevocably covenants with the Administrative Agent that it will on the Administrative Agent’s written demand:

(a)                                  pay or discharge the Secured Obligations in accordance with the terms governing the Secured Obligations; and

(b)                                 pay or discharge on demand to the Administrative Agent all costs, charges, expenses and other sums (banking, legal or otherwise) on a full indemnity basis howsoever incurred or to be incurred by the Administrative Agent or by or through any Receiver or Delegate (including, without limitation, the remuneration of any of them) for any of the purposes referred to in this Deed or in relation to the enforcement of this Security.

2.2                               The Secured Obligations shall immediately become due and payable on demand by the Administrative Agent (as and when the Administrative Agent becomes entitled to make such a demand under the Credit Agreement).

2.3                                 The making of one demand shall not preclude the Administrative Agent from making any further demands.

3.                                       INTEREST

The Chargor shall pay interest at the Default Rate (as well after as before judgment) on any amount for the time being due from the Chargor to the Administrative Agent under this Deed from the date of a demand for payment under this Deed until payment in full.  Interest payable under this clause shall be compounded with rests on such days as the Administrative Agent shall from time to time decide but without prejudice to the right of the Administrative Agent to require payment of such interest when due.

4.                                       PAYMENTS

4.1                                 All payments by the Chargor under this Deed shall be made to the Administrative Agent on behalf of the Secured Parties to its account at such office or such bank as it may notify to the Chargor for this purpose.

4.2                                 Payments under this Deed to the Administrative Agent shall be made for value on the due date at such times and in such funds specified by the Administrative Agent as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

4.3                                 If a payment under this Deed is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

4.4                               The Chargor shall pay all monies due under this Deed free and clear and without deduction for or on account of either any set-off or counterclaim or any and all present or future taxes, levies, imposts, charges, fees, deductions or withholdings.  If any sums payable under this

Deed shall be or become subject to any such deduction or withholding, the amount of such payments shall be increased so that the net amount received by the Administrative Agent shall equal the amount which, but for such deduction or withholding, would have been received by the Administrative Agent under this Deed.

5.                                       LIMITATIONS

This Deed does not render any liability a Secured Obligation to the extent that doing so would result in this Deed constituting unlawful financial assistance within the meaning of Section 60 of the Companies Act 1963 or any equivalent and applicable provisions under the laws of any Relevant Jurisdiction.

6.                                       CURRENCY CONVERSIONS

6.1                                 The liability of the Chargor under this Deed shall be to pay the Administrative Agent the full amount of the Secured Obligations in each currency in which they are for the time being denominated provided that if and to the extent that the Chargor shall not pay such amount in such currency the Administrative Agent may accept payment of all or part of such amount in any other currency and/or require the Chargor, in substitution for its liability to pay such amount in such currency, to pay an amount in euro which is equivalent to the amount of such currency remaining unpaid (and in either case the provisions of clause 6.3 shall apply).

6.2                                 For the purpose of, or pending the discharge of, any of the Secured Obligations, the Administrative Agent may convert any monies received, recovered or realised by the Administrative Agent or any Receiver under this Deed (including the proceeds of any previous conversion under this clause 6) from their existing currencies of denomination into such other currencies of denomination as the Administrative Agent may think fit (and the provisions of clause 6.3 shall apply).  Each reference in this clause 6.2 to a currency extends to funds of that currency.

6.3                                 The equivalent on any day in one currency of any amount denominated in another currency shall be an amount in the first currency equal to the amount which the Administrative Agent would have received if the Administrative Agent had on such day (or, if such day shall not be a Business Day, on the next succeeding Business Day) made a purchase of the first currency with such amount of such other currency at the then prevailing spot rate of exchange of the Administrative Agent less all costs, charges and expenses incurred by the Administrative Agent or on its behalf in connection with such a purchase.

7.                                       CREATION OF SECURITY

7.1                                 The Chargor as legal and beneficial owner and registered owner or as the person entitled to be registered as owner as the case may be, hereby CHARGES by way of first fixed charge unto the Administrative Agent, free from all liens, charges and other encumbrances (other than Permitted Encumbrances), the Mortgaged Property with the payment, performance and discharge of the Secured Obligations.

7.2                                 The Chargor, as beneficial owner, mortgages, free from all liens, charges and other encumbrances (other than Permitted Encumbrances):

(a)                                  the Shares that are registered in the name of the Chargor and all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments owned by it; and

(b)                                 all the Shares and all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments that are subject to declarations of trust and nominee agreements in favour of the Chargor and any rights attaching and any dividend or interest paid or payable in relation to them and any rights, monies or property accruing or offered at any time in relation to them (whether by way of redemption, substitution, exchange, bonus, under option rights or otherwise) and all its interest in all declarations of trust and nominee agreements in relation to those Shares and those other shares, stocks, debentures, bonds, warrants, coupons or other securities and investments.

7.3                                 The Chargor, as beneficial owner, assigns absolutely, free from all liens, charges and other encumbrances (other than Permitted Encumbrances):

(a)                                  all its Plant and Machinery; and

(b)                                 all its interest in any plant, machinery, computers, office equipment and vehicles in its possession to the extent of that interest,

subject to a proviso for reassignment on redemption.

7.4                                 The Chargor, as beneficial owner, charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any Security Account (if any) and the debt represented by that account.

7.5                                 The Chargor, as beneficial owner, charges by way of a first fixed charge:

(a)                                  all of its book and other debts; and

(b)                                 all other monies due and owing to it.

7.6                                 (a)                                  The Chargor, as beneficial owner, assigns absolutely to the Administrative Agent, for the benefit of the Secured Parties, free from all liens, charges and other encumbrances (other than Permitted Encumbrances), subject to a proviso for reassignment on redemption, all its Insurances.

(b)                                 The assignment in paragraph (a) of this clause 7.6 excludes all amounts received or receivable under or in connection with any third party liability Insurance and which is required to settle a liability of the Chargor to a third party.

7.7                                 (a)                                  The Chargor, as beneficial owner, assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of its Relevant Contracts.

(b)                                 To the extent that they do not fall within paragraph (a) of this clause 7.7 or are not effectively assigned under paragraph (a) of this clause 7.7, the Chargor charges by way of a first fixed charge all of its rights under each agreement and document to which it is a party including, for the avoidance of doubt:

(i)                                     any letter of credit issued in its favour; and

(ii)                                  any bill of exchange or other negotiable instrument held by it.

7.8                                 (a)                                  The Chargor, as beneficial owner, assigns absolutely, subject to a proviso for reassignment on redemption, all of its Intellectual Property.

(b)                                 To the extent that any right described in paragraph (a) of this clause 7.8 cannot be assigned, the Chargor licences the same to the Administrative Agent absolutely for the full period and extent of such rights and it hereby undertakes to hold such rights and the entire benefit of such rights upon trust for the Administrative Agent absolutely.

(c)                                  The Chargor covenants that at the request of the Administrative Agent it will at all times hereafter do all such acts and execute all such documents as may be necessary or desirable to secure the vesting in the Administrative Agent of all rights assigned or licensed to it under this clause 7.8.

7.9                                 The Chargor, as beneficial owner, charges by way of a first fixed charge, free from all liens, charges and other encumbrances (other than Permitted Encumbrances):

(a)                                  its goodwill;

(b)                                 the benefit of any Authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset; and

(c)                                  its uncalled capital and its called but unpaid capital.

7.10                           The Chargor as beneficial owner, charges by way of first fixed charge, free from all liens, charges and other encumbrances (other than Permitted Encumbrances) the following covenants, agreements and rights:-

(a)                                  any covenant agreement or undertaking in relation to the construction and maintenance of roads, pavements and utilities for services abutting and serving the Mortgaged Property or charges, levies or such like in respect of the same or the taking in charge thereof by the local authority and any indemnity in respect of the matters aforesaid;

(b)                                 any right, benefit or agreement made between it and the local authority pursuant to which it has been or may be granted rights of access or rights of way in relation to Mortgaged Property;

(c)                                  any covenant, agreement, guarantee or indemnity in respect of the construction and maintenance of the buildings now erected or in the course of erection or hereafter to be erected on the Mortgaged Property the benefit of which is vested in it; and

(d)                                 all of its rights to be paid or receive compensation under any statute by reason of any compulsory acquisition or other exercise of compulsory powers in relation to the Mortgaged Property or any refusal, grant subject to conditions, withdrawal or modification of planning permission or approval relative thereto or any control or limitation imposed upon or affecting the use of the Mortgaged Property and so that the production of these presents to the person liable to pay such compensation shall be sufficient authority to it or him to pay such moneys to the Administrative Agent.

7.11                           To the extent that any Security Asset is not effectively mortgaged or assigned under this Deed, the Chargor charges as beneficial owner by way of first fixed charge that Security Asset.

7.12                           (a)                                  The Chargor, as beneficial owner, charges by way of a first floating charge, free from all liens, charges and other encumbrances (other than Permitted Encumbrances), its undertaking and all of its assets both present and future whatsoever and wheresoever which are at any time and from time to time not otherwise effectively mortgaged, assigned or charged by way of fixed charge under this Deed.

(b)                                 The Administrative Agent may by notice in writing to the Chargor convert the floating charge created by the Chargor under this Deed into a fixed charge as regards any of the Chargor’s assets specified in that notice, if:

(i)                                     an Event of Default has occurred and is continuing;

(ii)                                  the Administrative Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy;

(iii)                               the Chargor fails to comply, or takes or threatens to take any action which, in the opinion of the Administrative Agent, will result in it failing to comply, with its obligations under clause 9 (Restrictions on Dealing) in respect of those assets;

(iv)                              an event occurs which the Administrative Agent considers could affect the priority of this Security;

(except that, unless and until the Administrative Agent has notified the Chargor that an Event of Default has occurred and is continuing (during the continuance of which the Chargor shall not sell, convey, lease, lend or otherwise dispose of any Collateral), the Chargor shall be permitted to sell, convey, transfer, lease, lend, or otherwise dispose of its assets in accordance with the Credit Agreement.)

(c)                                  The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge over all of the Chargor’s assets, if:

(i)                                     an examiner is appointed or a petition is presented to appoint an examiner to the Chargor or a Related Company of the Chargor or where the protection of the court is sought by the Chargor or a Related Company of the Chargor;

(ii)                                  a resolution is passed or an order is made for the insolvency or re-organisation of the Chargor (other than a solvent re-organisation permitted by the terms of the Credit Agreement);

(iii)                               a petition is presented for the compulsory winding up of the Chargor;

(iv)                              a meeting is convened for the passing of a resolution for the voluntary winding up of the Chargor;

(v)                                 the Chargor ceases to carry on its business or be a going concern without the prior written consent of the Administrative Agent;

(vi)                              any person levies or attempts to levy any distress, execution or other process against any Security Asset;

(vii)                           any other event occurs resulting in the conversion into a fixed charge of any other floating charge given by the Chargor to any person including any Secured Party; or

(viii)                      the Chargor resolves to take or takes any step to:

(A)                              create a Security Interest over any of its Floating Charge Assets;

(B)                                create a trust over any of its Floating Charge Assets; or

(C)                                dispose of any of its Floating Charge Assets,

except by way of a sale in the ordinary course of the Chargor’s business or as otherwise permitted by the Credit Agreement.

(d)                                 The giving by the Administrative Agent of a notice under paragraph (b) above in relation to any asset of the Chargor will not be construed as a waiver or abandonment of the Administrative Agent’s rights to give any other notice in respect of any other asset or of any other right of any Secured Party under this Deed or any other Loan Document.

(e)                                  Any asset acquired by the Chargor after the crystallisation of the floating charge created under this Deed which, but for such crystallisation, would be subject to a floating charge shall (unless the Administrative Agent confirms in writing to the contrary) be charged by way of first fixed charge.

(f)                                    Notwithstanding anything to the contrary contained herein, the Security Assets shall not include any asset or property if (i) the Administrative Agent determines, after consultation with the Borrower, that the granting of a security interest therein would (x) violate the law of the jurisdiction in which such Security Asset is located or the law of the jurisdiction where the Person owning such asset or property is organised, (y) violate the terms of any material contract binding on the Chargor, Intermediate Holdings, the Borrower or any Subsidiary (but only to the extent that the restrictions in all such contracts, taken as a whole, do not materially limit the Collateral that would otherwise be pledged pursuant to the Collateral and Guarantee Requirement and Section 5.13(c) of the Credit Agreement to secure the Obligations) or (z) result in a material tax consequence to the Chargor or (ii) if the Administrative Agent shall determine that the cost to the Chargor, Intermediate Holdings, the Borrower or any Subsidiary of granting and perfecting such security interest would be excessive in view of the related benefits to be received by the Lenders therefrom provided that any Collateral excluded hereunder shall be specified in Schedule 6, as modified by the Administrative Agent from time to time.

8.                                      REPRESENTATIONS

The Chargor makes the representations and warranties set out in this clause 8 to the Administrative Agent for the benefit of the Secured Parties.

8.1                                 It is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

8.2                                 It has the power to enter into, exercise its rights and perform and comply with its obligations under this Deed.

8.3                                 All Authorisations required or desirable:

(a)                                  to enable it to enter into, exercise its rights and perform and comply with its obligations under this Deed; and

(b)                                 to ensure that those obligations are valid and legally binding and enforceable subject to the Legal Reservations,

have been obtained or effected and are in full force and effect except any Authorisation referred to in clause 8.7, which Authorisation will be promptly obtained or effected after the date of this Deed and in any event prior to the time by which such Authorisation is required to be obtained or effected.

8.4                                 Its obligations under this Deed rank and will rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

8.5                                 Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Deed do not conflict with, or exceed any charging or other power or restriction granted or imposed by:

(a)                                  any law or regulation applicable to it (including Section 60 of the Companies Act 1963 and Section 31 of the Companies Act 1990); or

(b)                                 its constitutional documents.

8.6                                 Its obligations under this Deed are valid and legally binding and enforceable subject to the Legal Reservations.

8.7                                 It is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in Ireland or any of its Relevant Jurisdictions or that any stamp, registration or similar Tax be paid on or in relation to this Deed except registration of particulars of this Deed at the Companies Registration Office in Ireland under Section 99 of the Companies Act 1963 and payment of associated fees, which registration, will be made and paid promptly after the date of this Deed and in any event prior to the time required to be made and paid if this Deed is to remain valid or if interest or penalties are to be avoided with respect to the registration, filing, Taxes or fees.

8.8                                 Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Deed do not and will not:

(a)                                  conflict with any agreement to which it is a party or which is binding on it or any of its assets; or

(b)                                 result in the existence of, or oblige it to create any Security Interest over those assets (other than the Security Interests created hereunder).

8.9                                 None of its assets are affected by any Security Interest except as permitted by the Credit Agreement and it is not a party to, nor are any of its assets bound by, any order or agreement under which it is, or in certain events may be, required to create, assume or permit to arise any Security Interest except as permitted by the Credit Agreement, nor is any guarantee, indemnity or other contingent liability held by or owing to a third party from or by it.

8.10                           It has good title to all Security Assets material to its business which it has charged pursuant to this Deed except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilise such Security Assets for their intended purposes and subject to Permitted Encumbrances.

8.11                           All amounts payable by it under this Deed may be made free and clear of and without deduction for or on account of any tax.

8.12                           It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to this Deed.

8.13                           It is not unable or deemed to be unable to pay its debts within the meaning of Section 214 of the Companies Act 1963 or Section 2(3) of the Companies (Amendment) Act 1990 or any analogous legislation at the time of entering into this Deed and remains able to pay its debts and did not become unable to pay its debts as a consequence of entering into this Deed.

8.14                           No meeting of the directors or members of the Company has been convened for the purposes of considering any resolution for its winding-up or liquidation or for putting the Company into examination or insolvency or with a view to a composition, assignment or arrangement with its creditors generally (or any class of its creditors) nor so far as the Company is aware has any meeting been convened for the purposes of considering any event similar or analogous to the foregoing.

8.15                          Its centre of main interest (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”)) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

8.16                          This Deed creates the Security Interests it purports to create (subject to the Legal Reservations) and is not liable to be avoided or otherwise set aside on its insolvency or otherwise.

8.17                          Subject to clause 8.19 it is the sole legal and beneficial owner of its Security Assets.

8.18                          (a)                                  The information supplied to the solicitors who prepared any Certificate of Title relating to any of its Mortgaged Property for the purpose of that Certificate of Title was true in all material respects at the date it was expressed to be given.

(b)                                 The information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed, would make that information untrue or misleading in any material respect or would cause any Certificate of Title relating to any of its Mortgaged Property to be qualified in any way.

(c)                                  As at the date of this Deed, nothing has occurred since the date any information referred to in paragraph (a) above was given which, if disclosed, would make that information untrue or misleading in any material respect.

8.19                          Except as disclosed in any Certificate of Title relating to any of its Mortgaged Property:

(a)                                  it is the sole legal and beneficial owner of its Mortgaged Property;

(b)                                 no breach of any law, regulation or covenant is outstanding which affects or would be reasonably likely to affect the value, saleability or use of its Mortgaged Property;

(c)                                  there are no covenants, agreements, stipulations, exceptions, reservations, conditions, interest, rights or other matters whatsoever affecting its Mortgaged Property which conflict with its present use or adversely affect the value, saleability or use of any of such Mortgaged Property;

(d)                                 nothing has arisen or has been created or is subsisting which is a burden affecting any of its Mortgaged Property;

(e)                                  all facilities (including access) necessary for the enjoyment and use of its Mortgaged Property (including those necessary for the carrying on of its business) are enjoyed by its Mortgaged Property and none of those facilities are on terms entitling any person to terminate or curtail its use or on terms which conflict with or restrict its use;

(f)                                    it has received no notice of any adverse claims by any person in respect of its Mortgaged Property or any interest in it; and

(g)                                 its Mortgaged Property is held by it free from any Security Interest (except for those created by or under this Deed) or any lease or licence which would be reasonably likely to  affect its value, saleability or use.

8.20                          The Chargor is:

(a)                                  performing all the terms on its part contained in any lease, agreement for lease, licence or other agreement which gives the Chargor a right to occupy or use property comprised in its Mortgaged Property;

(b)                                 not doing or allowing to be done any act as a result of which any lease under which it holds any Mortgaged Property may become liable to forfeiture or otherwise be terminated; and

(c)                                  duly and punctually complying with all covenants and stipulations affecting its Mortgaged Property or the facilities (including access) necessary for the enjoyment and use of its Mortgaged Property.

8.21                          (a)                                  The Chargor makes the representations and warranties set out in this clause 8 on the date of this Deed.

(b)                                 The representations and warranties in this clause 8 shall continue and are deemed to be made by the Chargor on the occurrence of each credit event referred to in Section 4.02 of the Credit Agreement except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be correct and complied with in all material respects as of such earlier date).

(c)                                  Each representation and warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation and warranty is deemed to be made.

8.22                          The Intellectual Property which is material to its business is free of any Security Interests (except for those created by or under this Deed and Permitted Encumbrances) and any other right or interests (including any licenses) in favour of third parties.

9.                                      RESTRICTIONS ON DEALINGS

9.1                                The Chargor shall not, during the Security Period, without the prior written consent or agreement of the Administrative Agent (such consent or agreement not to be unreasonably withheld):

(a)                                  create or permit to subsist any Security Interest (other than Permitted Encumbrances) over any of its assets;

(b)                                 enter into any arrangement under which money or the benefit of a bank account or other account may be applied, set-off or made subject to a combination of accounts; or

(c)                                  either in a single transaction or in a series of transactions (whether related or not) and whether voluntarily or involuntarily dispose of any asset other than any disposal of its Floating Charge Assets in the ordinary course of its business, except (in each case) as permitted pursuant to the provisions of the Credit Agreement.

9.2                                The Chargor shall at all times conduct and carry on its business in a proper and efficient manner and not make any substantial alteration in the nature of or mode of conduct of that business and keep, or cause to be kept, proper books of account relating to such business.

9.3                                The Chargor shall not do or cause or permit to be done anything which may in any way jeopardise or otherwise prejudice this Security.

9.4                                 All rights of the Chargor in relation to all credit balances to which the Chargor is entitled on any account at any office of any bank or other financial institution, including the Administrative Agent, shall not be capable of assignment by the Chargor, except as permitted under the Credit Agreement or with the prior consent required by Credit Agreement.

9.5                                 Except as otherwise permitted under any Loan Documents or with the prior consent required by the Credit Agreement, the Chargor shall not transfer, factor, discount, sell, release, compound, subordinate, defer, or vary the terms of any book or other debts or monetary claims for the time being due, owing or payable to the Chargor, nor otherwise deal with the same except by getting in the same in the usual course of trading or the Chargor’s ordinary course of business.

10.                                REAL PROPERTY

10.1                          Except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Chargor shall:

(a)                                  obtain all Environmental Permits required by law;

(b)                                 comply in all respects with any Environmental Permit or Environmental Law applicable to it;

(c)                                  use reasonably commercial efforts to procure that any occupier of any Mortgaged Property complies with any Environmental Permit or Environmental Law applicable to it;

(d)                                 ensure that no Secured Party incurs any liability by reason of any breach by it of any Environmental Law or Environmental Permit; and

(e)                                  promptly upon becoming aware, notify the Administrative Agent of any pending or, to its knowledge, threatened Environmental Claim.

10.2                          The Chargor shall, within 14 days after the receipt by it of any application, requirement, order or notice served or given by any public or other authority with respect to its Mortgaged Property (or any part of it) which would or would be reasonably likely to have a Material Adverse Effect on the business, operations, assets generally or condition (financial or otherwise) of the Chargor:

(a)                                  deliver a copy to the Administrative Agent; and

(b)                                 inform the Administrative Agent of the steps taken or proposed to be taken to comply with the relevant application, requirement, order or notice.

10.3                          Except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Chargor:

(a)                                  shall perform all the terms on its part contained in any lease, agreement for lease, license or other agreement which gives it a right to occupy or use property comprised in its Mortgaged Property;

(b)                                 shall not do or allow to be done any act as a result of which any lease under which it holds any Mortgaged Property may become liable to forfeiture or otherwise terminated; and

(c)                                  shall duly and punctually comply with all covenants and stipulations affecting Mortgaged Property or the facilities (including access) necessary for the enjoyment and use of its Mortgaged Property and indemnifies each Secured Party in respect of any breach of those covenants and stipulations.

10.4                         The Chargor assents to the registration as burdens on the folio of any Mortgaged Property now owned by it or acquired by it after the date of this Deed that is registered land of which it is the registered owner or the person entitled to be registered owner:

(a)                                  of the fixed or specific charge hereby created on the said registered land;

(b)                                 on crystallisation of the floating charge, of such crystallised charge; and

(c)                                  of the power of any Receiver appointed hereunder to charge the said registered land.

The address of the Administrative Agent in the State for service of notices and its description is JP Morgan House, International Financial Services Centre, Floor 01, Dublin 1, Financial Institution.

10.5                          The Chargor shall upon the execution of this Deed, and promptly upon the acquisition by it of any interest in any other freehold, leasehold or other immovable property deliver (or procure delivery) to the Administrative Agent and the Administrative Agent shall be entitled to hold and retain, all deeds, certificates and other documents of title relating to its Mortgaged Property.

10.6                         Except as may be permitted by the Credit Agreement, the Chargor shall not:

(a)                                  either (i) demolish or (ii) materially alter or injure, the Mortgaged Property in any manner that lessens the value of the Mortgaged Property, unless it replaces them with others of substantially equal or greater value;

(b)                                 make any alteration to, or change in the use of, the Mortgaged Property that will materially diminish the utility thereof for the operation of the business;

(c)                                  sever or remove any Fixture or Plant and Machinery (other than stock in trade or work in progress) on or in the Mortgaged Property (except for the purpose of any necessary repairs or replacement of it); or

(d)                                 carry out any development (within the meaning of the Planning Acts) on the Mortgaged Property,

without the prior written consent of the Administrative Agent.

10.7                         The Chargor shall comply with:

(a)                                  all applicable requirements of all law, legislation, regulations and bye-laws relating to the Mortgaged Property;

(b)                                 any conditions attaching to any planning permissions relating to or affecting the Mortgaged Property; and

(c)                                  any notices or other orders made by any planning, environmental or other public body in respect of all or any part of the Mortgaged Property,

except, in each case, where failure to comply could not reasonably be expected to cause a Material Adverse Effect on the Mortgaged Property.

10.8                         The Chargor shall grant the Administrative Agent or its legal advisors at reasonable times and intervals during normal business hours upon reasonable advance notice all facilities within the power of the Chargor to enable the Administrative Agent or its legal advisors (at the expense of the Chargor) to:

(a)                                  carry out investigations of title to the Mortgaged Property; and

(b)                                 make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

10.9                           The Chargor shall, as soon as practicable after a request by the Administrative Agent, supply the Administrative Agent with a Certificate of Title from its solicitors in respect of its Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a solicitor’s certificate of this nature.

10.10                     If the Chargor fails to perform any covenant or stipulation or any term of this Deed affecting its Mortgaged Property, the Chargor shall allow the Administrative Agent or its agents and/or contractors:

(a)                                  to enter any part of its Mortgaged Property to carry out an inspection of it;

(b)                                 to comply with or object to any notice served on it in respect of its Mortgaged Property; and

(c)                                  to take any action as the Administrative Agent may consider necessary or desirable to prevent or remedy any breach of any such covenant, stipulation or term or to comply with or object to any such notice.

The Chargor shall within three Business Days of demand by the Administrative Agent pay the costs and expenses of the Administrative Agent or its agents and contractors incurred in connection with any action taken by it under this clause, and pending payment, that payment will constitute part of the Secured Obligations.

10.11                     The Chargor shall, at its own cost and expense, take any and all action necessary to defend title to the Mortgaged Property against all Persons and to defend the security of the Administrative Agent in the Mortgaged Property and the priority thereof against any lien, charge or other encumbrance (other than any Permitted Encumbrance) and that is prior to the security interest of the Administrative Agent).

10.12                     The obligations imposed and/or undertaken by the Chargor pursuant to Clause 10 shall not apply to the extent that the Credit Agreement provides otherwise.

11.                                 INVESTMENTS

11.1                         Subject to clause 7.12(f), upon the execution of this Deed and upon the acquisition of any Investment, the Chargor:

(a)                                  shall promptly deposit with the Administrative Agent, or as the Administrative Agent may direct, any bearer instrument, share certificate or other document of title or evidence of ownership in relation to that Investment; and

(b)                                 shall promptly take any action and execute and deliver to the Administrative Agent any share transfer or other document which may be requested by the Administrative Agent in order to enable any transferee elected by the Secured Parties to be registered as the owner or otherwise obtain a legal title to that Investment; including:

(i)                                     delivering executed share transfers in favour of the Administrative Agent or any of its nominees as transferee or, if the Administrative Agent so directs,

with the transferee and consideration left blank, executed dividend mandates in the form set out in Part 1 of Schedule 5 (Shares), executed letters of authority in the form set out in Part 2 of Schedule 5 (Shares) and executed letters of resignation together with letters of authority (to date the letters of resignation) from all directors of the relevant issuer of shares in the form set out in Parts 3 and 4 of Schedule 5 (Shares); and

(ii)                                  on the written request of the Administrative Agent procuring that those share transfers are registered by the company in which the Investments are held and that share certificates in the name of the transferee are delivered to the Administrative Agent.

11.2                           Save as otherwise permitted under the Credit Agreement, the Chargor may not exercise any right or power, or allow the exercise of any right or power on its behalf, with respect to the Shares if the result thereof could, in the reasonable judgment of the Administrative Agent, materially impair the Collateral, or could materially and adversely affect the rights inuring to a holder of the Shares or the rights and remedies of any of the Secured Parties under this Deed or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

11.3                           The Chargor may not amend any declaration of trust and/or nominee agreement entered into in relation to any Investments in a manner which would be adverse to the interest of any Secured Party.

11.4                         With effect from the Enforcement Date, the Chargor, in relation to any declaration and/or any nominee agreement, agrees:

(a)                                  to act on the instructions of the Administrative Agent; and

(b)                                 if directed to do so by the Administrative Agent, to direct each trustee and/or nominee to act on the instructions of the Administrative Agent.

11.5                          (a)                                   The Chargor shall pay all calls and other payments due and payable in respect of any of its Investments.

(b)                                 If the Chargor fails to do so, the Administrative Agent may pay those calls or other payments on behalf of the Chargor.  The Chargor shall on demand by the Administrative Agent reimburse the Administrative Agent for any payment made by the Administrative Agent under this clause 11.5(b) and, pending reimbursement, that payment will constitute part of the Secured Obligations.

11.6                           (a)                                If the Chargor fails to comply with all requests for information which is within its knowledge and which it is required to comply with by law or under the constitutional documents relating to any of its Investments, the Administrative Agent may elect to provide any information which it may have on behalf of the Chargor (at the Chargor’s expense).

(b)                                 The Chargor shall promptly supply a copy to the Administrative Agent of any information referred to in paragraph (i) above.

11.7                           Subject to clause 7.12(f), immediately on conversion of any Investments from a certificated to an uncertificated form, and on the acquisition of any Investments in an uncertificated form, it shall give such instructions or directions and take such other steps and enter into such documentation as the Administrative Agent may require in order to protect or preserve the Security Interest intended to be created by this Deed.

11.8                         No Secured Party will be required to:

(a)                                  perform or fulfil any obligation of the Chargor;

(b)                                 make any payment;

(c)                                  make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(d)                                 present or file any claim or take any other action to collect or enforce the payment of any amount,

in respect of any Investment.

11.9                           (a)                                  Until the Enforcement Date has occurred or the Administrative Agent has notified the Chargor that it does not intend (for the time being) to exercise its rights under clause 11.9(d):

(i)                                     the Chargor may continue to exercise the voting rights, powers and other rights in respect of its Investments;

(ii)                                  if the relevant Investments have been registered in the name of the Administrative Agent or its nominee, the Administrative Agent (or that nominee) shall exercise the voting rights, powers and other rights in respect of the Investments in any manner which the Chargor may direct in writing, if doing so does not materially impair the Investments or materially and adversely affect the rights and remedies of any of the Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(b)                                 Until the Enforcement Date has occurred, all dividends or other income or distributions paid or payable in relation to any Investments shall be paid to the Chargor.

(c)                                  With effect from the Enforcement Date, the Chargor shall hold any dividend or other income or distribution paid or payable in relation to any Investments on trust for the Administrative Agent.

(d)                                 On or after the Enforcement Date, the Administrative Agent or its nominee may exercise or refrain from exercising:

(i)                                     any voting rights; and

(ii)                                  any other powers or rights which may be exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise,

in each case, in the name of the Chargor, the registered holder or otherwise and without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor.

(e)                                  To the extent that the Investments remain registered in the name of the Chargor, the Chargor irrevocably appoints the Administrative Agent or its nominee as the corporate representative of the Chargor to exercise all voting rights in respect of those Investments at any time after this Security has become enforceable.

11.10                     The Chargor shall ensure that the articles of association or other constitutional documents of each Irish incorporated issuer of Investments over which the Chargor is creating a Security Interest under this Deed where the Chargor holds no less than 75 per cent. of the issued share capital of that issuer which contain any restriction on transfers of those Investments or any pre-emptive rights in respect of those Investments shall disapply such restriction or rights (in a manner acceptable to the Administrative Agent) in relation to any transfer of those Investments to any person upon the enforcement of the Security.

11.11                     The Chargor shall, if requested by the Administrative Agent, procure that the directors of the issuer of Investments shall not refuse to register a duly stamped transfer of any share presented to its board of directors for registration pursuant to the power of sale under this Deed.

12.                               INTELLECTUAL PROPERTY

12.1                         Save as otherwise permitted under the Credit Agreement, the Chargor shall:

(a)                                  maintain in full force and effect all registered Intellectual Property currently registered by it that is material to the conduct of the Chargor’s business;

(b)                                 in accordance with the requirements of Section 4.13(e) of the U.S. Security Agreement, notify the Administrative Agent of the acquisition of any Intellectual Property and, if requested to do so by the Administrative Agent for the purpose of perfecting this Security, make entries in any public register of its Intellectual Property which is material to its business which either record the existence of this Deed or the restrictions on disposal imposed by this Deed; and

(c)                                  take such steps as are appropriate under the circumstances (including, if consistent with the Chargor’s reasonable good business judgment, the institution of legal proceedings) to prevent third parties infringing Intellectual Property material to the conduct of its business.

13.                                 SECURITY ACCOUNTS

13.1                         (a)                                  Save as otherwise permitted under the Credit Agreement, the Chargor shall get in and realise its:

(i)                                     securities to the extent held by way of temporary investment;

(ii)                                  dividends and other income and distributions payable to it in relation to any Investment;

(iii)                               book and other debts and other monies owed to it; and

(iv)                              royalties, fees and income of any nature owed to it,

in the ordinary course of its business and, after the Enforcement Date, hold the proceeds of the getting in and realisation (until payment into a Security Account but subject always to clause 7 (Creation of Security)) on trust for the Administrative Agent.

(b)                                 Save as otherwise permitted under the Credit Agreement, the Chargor shall pay promptly all the proceeds of the getting in and realisation referred to in clause 13.1(a) into a Security Account.

(c)                                  The Administrative Agent agrees that until (i) the Enforcement Date has occurred or (ii) it notifies the Chargor that this agreement no longer applies (which notification may be given only if an Event of Default has occurred), all trading receipts can be paid into an account of the Chargor which is not a Security Account.

13.2                          (a)                                  Prior to the Enforcement Date, the Chargor shall be entitled to withdraw or otherwise transfer any credit balance from time to time on any Security Account.

(b)                                 The Administrative Agent (or a Receiver) may (subject to the payment of any claims having priority to this Security and subject to the Credit Agreement and the Intercreditor Agreement) in the case of any Security Account on or following the Enforcement Date, withdraw amounts outstanding to the credit of such account, and apply those amounts in or towards the payment or other satisfaction of all or part of the Secured Obligations of the Chargor.

13.3                           (a)                                The Chargor shall, if required by the Administrative Agent, with respect to each of its bank accounts:

(i)                                     Upon the execution of this Deed or (if later) the date on which the Chargor opens a bank account with a bank which has not previously been served with a notice applicable to such new account by the Chargor under this clause 13.3, give notice to such bank substantially in the form of Part 1 of Schedule 1 (Forms of Letter for Security Accounts); and

(ii)                                  Use commercially reasonable efforts to procure that each such bank acknowledges that notice substantially in the form of Part 2 of Schedule 1 (Forms of Letter for Security Accounts).

13.4                           The execution of this Deed by the Chargor and the Administrative Agent shall constitute notice to the Administrative Agent of the charge created over any bank account opened or maintained with the Administrative Agent.

14.                               RELEVANT CONTRACTS

14.1                           (a)                                The Chargor shall:

(i)                                     duly and promptly perform its obligations and diligently pursue its rights under each Relevant Contract to which it is a party, except for (i) any violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) any failures to diligently pursue its rights that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(ii)                                  promptly upon request of the Administrative Agent supply the Administrative Agent and any Receiver with copies of each of its Relevant Contracts and any information and documentation relating to any of its Relevant Contracts requested by the Administrative Agent or any Receiver.

(b)                                 Unless the Enforcement Date has occurred, the Chargor may exercise its discretion and shall be entitled to receive all proceeds arising under each Relevant Contract, in each case subject always to the other terms of this Deed and the terms of the Credit Agreement.

14.2                           With effect from the Enforcement Date, the Administrative Agent may exercise (without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor) any of the Chargor’s rights under its Relevant Contracts.

14.3                           The Chargor shall:

(a)                                  (i)                                     in the case of each Relevant Contract subsisting at the date of this Deed immediately upon execution of this Deed; and

(ii)                                  in the case of each Relevant Contract coming into existence or being designated as such after the date of this Deed, on the later of that agreement coming into existence or being designated a Relevant Contract, serve a notice of assignment, substantially in the form of Part 1 of Schedule 4 (Forms of Letter for Relevant Contracts), on each of the other parties to each of its Relevant Contracts; and

(b)                                 use its reasonable endeavours to procure that each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 4 (Forms of Letter for Relevant Contracts).

15.                               INSURANCES

15.1                           (a)                                The Chargor shall maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, in accordance with Section 5.07 of the Credit Agreement.

(b)                                 The Chargor shall procure that there will be given to the Administrative Agent such information in connection with its Insurances and copies of the insurance policies as the Administrative Agent may reasonably require.

(c)                                  If the Chargor fails to comply with any of the provisions of clauses (a) or (b), the Administrative Agent shall immediately be entitled (but not obliged) to effect or renew the insurances concerned on such terms, in such name(s) and in such amount(s) as it considers appropriate, and all monies expended by the Administrative Agent in so doing shall be reimbursed by the Chargor to the Administrative Agent within three Business Days of demand.

(d)                                 After this Security has become enforceable:

(i)                                     the Administrative Agent may exercise (without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor) any of the rights of the Chargor in connection with any amounts payable to it under any of its Insurances;

(ii)                                  the Chargor shall take such steps (at its own cost) as the Administrative Agent may require to enforce those rights; this includes initiating and pursuing legal or arbitration proceedings in the name of the Chargor; and

(iii)                               the Chargor shall hold any payment received by it under any of its Insurances on trust for the Administrative Agent.

(e)                                  Before this Security has become enforceable the Chargor may exercise all of its rights under each Insurance as contemplated in the form of notice of assignment set out in Part 1 of Schedule 3 (Forms of Letter for Insurances).

15.2                           The Chargor shall, if required by the Administrative Agent:

(a)                                  (i)                                     in the case of each of its Insurances subsisting at the date of this Deed, upon execution of this Deed; and

(ii)                                  in the case of each of its Insurances coming into existence after the date of this Deed, on those Insurances being put on risk,

give notice of this Deed to each of the other parties to the relevant Insurances by sending a notice substantially in the form of Part 1 of Schedule 3 (Forms of Letter for Insurances); and

(b)                                 use its commercially reasonable endeavours to procure that each such other party delivers a letter of undertaking to the Administrative Agent in the form of Part 2 of Schedule 3 (Forms of Letter for Insurances).

15.3                           All monies expended by the Administrative Agent when exercising its rights under Section 110 of the Act shall be reimbursed by the Chargor to the Administrative Agent on demand and shall form part of the Secured Obligations for the purpose of this Deed.

16.                               GENERAL COVENANTS

16.1                           The Chargor shall from time to time on request of the Administrative Agent, furnish the Administrative Agent with such information as the Administrative Agent may reasonably require about its business and affairs, the Security Assets and its compliance with the terms of this Deed and the Chargor shall permit the Administrative Agent, its representatives, professional advisers and contractors, free access at all reasonable times and on reasonable notice to:

(a)                                  inspect and take copies and extracts from its books, accounts and records; and

(b)                                 to view the Security Assets (without becoming liable as mortgagee in possession).

16.2                           The Chargor shall ensure that all Tax liabilities which if unpaid would or might with the service of any notice or otherwise have priority over this Security or require payment by the Administrative Agent be paid and discharged when the same must be paid.

16.3                           The Chargor shall promptly inform the Administrative Agent of the issue of any notice to any person under Section 1002 of the Taxes Consolidation Act 1997 in respect of amounts owing to the Chargor.

16.4                           The Chargor shall give five Business Days’ prior written notice to the Administrative Agent of its intention and promptly notify the Administrative Agent of any intention on the part of any person of which it becomes aware, to present a petition or analogous proceeding or actions for the appointment of an examiner, liquidator or similar officer to, or over the whole or any part of its assets or those of a Related Company of the Chargor.

16.5                           Without prejudice to clauses 10.10 and 15.1(c) in the case of breach of any covenant, undertaking or agreement on the part of the Chargor contained in this Deed, the Secured Parties may (but shall not be obliged to) do whatever may be necessary to make good such breach and all monies expended by the Secured Parties in so doing shall be paid by the Chargor within three Business Days of demand and pending payment, that payment will constitute part of the Secured Obligations.

17.                               WHEN SECURITY BECOMES ENFORCEABLE

17.1                           At any time on or after the Enforcement Date, this Security will become immediately enforceable and the Secured Obligations will be deemed to have become due and payable and the statutory power of sale will become exercisable.

17.2                           At any time on or after the Enforcement Date, the Administrative Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit and the power of sale and other powers conferred on mortgagees by the Act shall apply to this Deed in each case as varied or amended by this Deed.  Section 99 of the Act shall not apply to this Deed and neither the Administrative Agent nor any Receiver shall be obliged to take any steps to sell or lease the Security Assets or any part thereof after going into possession of same and the Administrative Agent and any Receiver shall have absolute discretion as to the time of exercise of the power of sale and the power of leasing and all other powers conferred on them by the Act or otherwise.

18.                               ENFORCEMENT OF SECURITY

18.1                           (a)                                The power of sale and any other power conferred on a mortgagee by law as varied or extended by this Deed will be immediately exercisable on or after the Enforcement Date.  Any restriction imposed by law (including under the Act) on the power of sale does not apply to this Deed.

(b)                                 For the purposes of all powers implied by law, the Secured Obligations are deemed to have become due and payable on the date of this Deed but such power shall not be exercised by the Administrative Agent until the Enforcement Date.

(c)                                  At any time on or after the Enforcement Date the power of sale and all other powers conferred on mortgagees by law (including by the Act) shall be exercisable immediately without any requirement:

(i)                                     for the occurrence of any of the events specified in Section 100(1) of the Act; or

(ii)                                  to give any notice to the Chargor specified in Section 100(1) of the Act; or

(iii)                               to obtain the consent of the Chargor or a court order authorising the exercise of the power of sale under Sections 100(2) or 100(3) of the Act; or

(iv)                              to give any notice to the Chargor under Section 103(2) of the Act.

Section 94, 100 and 101 of the Act shall not apply to this Deed.

(d)                                 Any restriction imposed by law on the right of a mortgagee to consolidate mortgages does not apply to this Security.

18.2                           At any time on or after the Enforcement Date and without any requirement to obtain the consent of the Chargor or an order for possession under Sections 97 or 98 of the Act, the Administrative Agent may without further notice or demand enter into possession of the Security Assets or any part thereof.  The Administrative Agent shall not be obliged to obtain the consent of the Chargor or an order for possession under Sections 97 or 98 of the Act in order to enter into possession of the Security Assets or any part thereof.  The rights of the Administrative Agent under this clause are without prejudice to and in addition to any right of possession (express or implied) to which it is at any time otherwise entitled (whether by virtue of this Deed, operation of law, contract or otherwise).  For the avoidance of doubt, Sections 97 and 98 of the Act shall not apply to this Deed.

18.3                           The statutory powers of leasing conferred on the Administrative Agent and any Receiver are extended so as to authorise the Administrative Agent and any Receiver to lease, make arrangements for leases, accept surrenders of leases and make agreements to accept surrenders of leases as it or he may think fit and without any requirement to comply with any restrictions imposed by law (including any provision of Section 112 to 114 of the Act).

Without prejudice to the generality of the foregoing the Administrative Agent and any Receiver may exercise the statutory power to accept surrenders of leases conferred by the Act for any purpose that it or he thinks fit and not merely for the purpose of granting new leases under Section 112 of the Act and any new lease granted by the Administrative Agent or any Receiver following the acceptance of  a surrender need not comply with the requirements of Section 114(3) of the Act.

18.4                           Neither the Administrative Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset:

(a)                                  to account as mortgagee in possession or for any loss on realisation or in connection with the Security Assets; or

(b)                                 for any default or omission for which a mortgagee in possession might be liable.

18.5                           Each Receiver and the Administrative Agent is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act), but so that the power of sale and other powers by any law (including the Act) shall be as varied and modified by this Deed.

18.6                           No person (including a purchaser) dealing with the Administrative Agent or a Receiver or its or his agents will be concerned to enquire:

(a)                                  whether any Secured Obligations have become payable;

(b)                                 whether any power which the Administrative Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)                                  whether any Secured Obligations or other money remains due under the Loan Documents;

(d)                                 how any money paid to the Administrative Agent or to that Receiver is to be applied; or

(e)                                  as to the status, propriety or validity of the acts of the Administrative Agent or Receiver.

18.7                           Subject to Clause 18.8, all the protections for purchasers contained in Sections 105, 106 and 108(5) of the Act shall apply to any person purchasing from, or dealing with the Administrative Agent or any Receiver, delegate or sub-delegate in like manner as if the statutory powers of sale and of appointing a Receiver in relation to the Security Assets had not been varied or extended by this Deed.

18.8                           No purchaser from the Administrative Agent, any Receiver, delegate or sub-delegate shall be entitled to rely on Section 105(2) which is disapplied by this Deed.

18.9                           The receipt by the Administrative Agent or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Administrative Agent or any Receiver.

18.10                     (a)                                At any time on or after the Enforcement Date, the Administrative Agent may:

(i)                                     redeem any prior Security Interest against any Security Asset; and/or

(ii)                                  procure the transfer of that Security Interest to itself; and/or

(iii)                               settle and pass the accounts of the prior mortgagee, chargee or encumbrancer and any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)                                 The Chargor shall pay to the Administrative Agent, immediately on demand, the costs and expenses incurred by the Administrative Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

19.                               RECEIVER

19.1                           (a)                                The Administrative Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)                                     this Security has become enforceable; or

(ii)                                  the Chargor so requests the Administrative Agent in writing at any time.

(b)                                 Any appointment under Clause 19.1(a) above may be made regardless of whether any of the events specified in paragraph (a) to (c) of Section 108(1) of the Act have occurred, and whether or not the Administrative Agent has entered into or takes possession of any of the Security Assets or any part thereof.

(c)                                  Any appointment under paragraph (a) above may be by deed, under seal or in writing under hand of any employee or agent of the Administrative Agent.

19.2                           The Administrative Agent may by writing under hand of any employee or agent of the Administrative Agent remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

19.3                           The Administrative Agent may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law (including under Section 108(7) of the Act) will not apply.

19.4                           (a)                                  A Receiver will be deemed to be the agent of the Chargor for all purposes.  The Chargor is solely responsible for the remuneration, contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver (but without prejudice to the Chargor’s remedies against the Receiver in respect of the Receiver’s gross negligence or wilful default).

(b)                                 Neither the Administrative Agent nor any other Secured Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for the actions or inactions of any Receiver appointed in accordance with this Deed.

19.5                           The foregoing powers of appointment shall be in addition to and not be to the prejudice of all statutory and other powers of the Administrative Agent (or any Receiver appointed by it) under the Act and to the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may be exercised by the Administrative Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

20.                               POWERS OF RECEIVER

20.1                           (a)                                  Any Receiver appointed hereunder shall have all the rights, powers and discretions set out in this Deed in addition to those conferred on him by any law including, without limitation, the Act.

(b)                                 If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all the powers conferred on a Receiver under this Deed individually.

20.2                           A Receiver shall have the power to:

(a)                                  take immediate possession of, get in and collect any Security Asset or any part of it in respect of which he is appointed and to make such demands and take such proceedings as may seem expedient for that purpose, and to take possession of the Security Assets over which he is appointed with like rights;

(b)                                 carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying any business of the Chargor in any manner he thinks fit;

(c)                                  (i)                                     appoint and discharge managers, officers, agents, professional advisers, consultants, servants, workmen employees and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit; and

(ii)                                  remove any person appointed by the Chargor;

(d)                                 raise and borrow money or incur any other liability, either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose he thinks fit;

(e)                                  grant rights, options or easements over, dispose of, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms he thinks fit.  The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period he thinks fit.  Fixtures and/or Plant and Machinery may be severed and sold separately from the property containing them without the consent of the Chargor;

(f)                                    let, hire, lease, licence or grant any interest in any Security Asset for any term and at any rent (with or without a premium) he thinks fit and shall have the power to vary the terms, surrender or accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender);

(g)                                 (or require the directors of the Chargor to) make calls conditionally or unconditionally upon the shareholders of the Chargor in respect of any uncalled capital of the Chargor and enforce payment of any call so made by action (in the name of the Chargor or the Receiver as he may think fit) or otherwise;

(h)                                 sell and/or assign all or any of the book debts in respect of which he is appointed in such manner, and generally on such terms and conditions, as he thinks fit;

(i)                                     exercise in respect of any Security Asset all voting or other powers or rights in such manner as he thinks fit;

(j)                                     purchase or acquire any land or any interest in or right over land;

(k)                                  exercise on behalf of the Chargor, and without the consent of or notice to the Chargor, all the powers conferred on a landlord or a tenant by any legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Mortgaged Property;

(l)                                     exercise on behalf of the Chargor and in the name of the Chargor all powers and rights of the Chargor relevant to and necessary to effect the registration in the Land Registry of the fixed or specific charge created on the registered land, of the crystallisation of the floating charge and/or the appointment of a Receiver under this Deed;

(m)                               settle, adjust, refer to arbitration, allow time for payment, compromise and arrange any claim, contract, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset;

(n)                                 bring, prosecute, enforce, defend and abandon any action, suit or proceedings both in his own name and in the name of the Chargor in relation to any Security Asset which he thinks fit;

(o)                                 give a valid receipt for any monies and execute any assurance or thing which may be proper or desirable for realising any Security Asset;

(p)                                 form a Subsidiary of the Chargor, arrange for such Subsidiary to trade or cease to trade as he sees fit, in his capacity as shareholder and transfer to that Subsidiary any Security Asset and sell or otherwise dispose of any such Subsidiary;

(q)                                 delegate his powers;

(r)                                    appoint managers, officers, servants, workmen and agents for the purpose of exercising his powers as set out herein at such salaries, for such periods and on such terms as he may determine;

(s)                                  enter into, abandon, perform, repudiate, rescind, vary or cancel any contracts as he may think expedient;

(t)                                    lend money or advance credit to any customer of the Chargor;

(u)                                 make substitutions of, or improvements to, the Plant and Machinery as he may think expedient;

(v)                                 if he thinks fit, but without prejudice to the indemnity in clause 22 (Expenses and Indemnities), effect with any insurer any policy of insurance either in lieu or satisfaction of, or in addition to, the insurances required to be maintained under this Deed or the Credit Agreement and Section 110 of the Act shall be modified accordingly;

(w)                               make such election for VAT purposes as he thinks fit;

(x)                                   run the tax affairs of the Chargor in any manner he thinks fit;

(y)                                 conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions, whether required under Environmental Law or by the Administrative Agent or otherwise and comply with all lawful orders and directives of all authorities regarding Environmental Laws;

(z)                                   take all steps necessary to effect all registrations, renewals, applications and notifications as he thinks fit to maintain in force or protect any Intellectual Property;

(aa)                            redeem any prior Security Interest and to settle and pass the accounts to which that Security Interest relates.  Any accounts so settled and passed shall be conclusive and binding on the Chargor, and the moneys so paid shall be deemed to be an expense properly incurred by him;

(bb)                          (i)                                     effect any repair or insurance and do any other act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(ii)                                  commence and/or complete any building operation;

(iii)                              arrange for or provide all services which may be deemed proper for the efficient use or management of the Security Assets; and

(iv)                              apply for and maintain any planning permission, building regulation approval or any other authorisation,

in each case as he thinks fit; and

(cc)                            (i)                                     do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or by law;

(ii)                                  exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(iii)                               use the name of the Chargor when exercising any of the rights, powers or discretions conferred on the Receiver under or by virtue of this Deed or by law.

20.3                           Any exercise of any of the rights, powers and discretions by the Receiver in this clause 20 may be on behalf of the Chargor, the directors of the Chargor (in the case of clause 20.2(g)) or himself.

20.4                           The Administrative Agent and each Receiver is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and Receivers save as varied and modified by this Deed.

21.                                 APPLICATION OF PROCEEDS

21.1                           Unless otherwise determined by the Administrative Agent, any monies received by the Administrative Agent or a Receiver after this Security has become enforceable shall be applied by the Administrative Agent in the following order of priority:

(a)                                  in or towards the payment for all costs and expenses incurred by the Administrative Agent or any Secured Party or any Receiver under or in connection with this Deed and of all remuneration due to a Receiver under or in connection with this Deed;

(b)                                 in payment to the Administrative Agent for application toward the balance of the Secured Obligations;

(c)                                  in payment of any surplus to the Chargor or other person entitled to it.

21.2                         This clause is subject to the payment of any claims having priority over this Security and to the terms of the Intercreditor Agreement.

21.3                         Section 106(3), Section 107 and Section 109 of the Act shall not apply to the application of any monies received or realised under the powers conferred by this Deed.

22.                                 EXPENSES AND INDEMNITY

22.1                           The Chargor shall promptly on demand pay the Administrative Agent the amount of all reasonable costs and expenses (including legal fees) incurred by any of the Secured Parties in connection with the negotiation, preparation, printing and execution of this Deed.

22.2                           If the Chargor requests an amendment, waiver or consent the Chargor shall, within three Business Days of demand, reimburse the Administrative Agent for the amount of all reasonable costs and expenses (including legal fees) incurred by the Administrative Agent and by any Receiver or Delegate in responding to, evaluating, negotiating or complying with that request.

22.3                           The Chargor shall, within three Business Days of demand, pay to the Administrative Agent the amount of all costs and expenses (including legal fees) incurred by it or any Receiver or Delegate in connection with the enforcement of, or the preservation of any rights under, this Deed and any proceedings instituted by or against the Administrative Agent as a consequence of taking or holding this Security or enforcing these rights including, in each case, arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise.

22.4                           The Chargor shall:

(a)                                  keep each of the Administrative Agent, the other Secured Parties, any Receiver or any Delegate indemnified against any failure or delay in paying the costs and expenses specified in clauses 22.1 to 22.3; and

(b)                                 keep indemnified each and every Secured Party, any Receiver or any Delegate for all losses or charges incurred (including, without limitation, under any indemnity given by such Secured Party (or on its behalf) to any Receiver or Delegate or to any other person) in connection with the actual or alleged failure by the Chargor to comply with this Deed, the preservation of any rights under this Deed or the enforcement of any Security.

22.5                           Each Party acknowledges that the Administrative Agent takes the benefit of the indemnity in clause 22.4 for itself and as trustee for each other Secured Party, each Receiver and each Delegate.

23.                                 DELEGATION

23.1                           The Administrative Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

23.2                           Any such delegation may be made upon any terms (including power to sub-delegate) which the Administrative Agent or any Receiver may think fit.

23.3                           Neither the Administrative Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate or sub-delegate.

24.                                 POWER OF ATTORNEY

24.1                           The Chargor, by way of security, irrevocably appoints the Administrative Agent, each Receiver and each of their respective Delegates and sub-delegates and each of them jointly and also severally to be the attorney of the Chargor (with full powers of substitution and delegation), in its name or otherwise and on its behalf and as its act and deed to:

(a)                                  sign, seal, execute, deliver and perfect and do all deeds, instruments, acts and things which the Chargor may or ought to do under the covenants and provisions in this Deed (or which the Administrative Agent or any Receiver appointed under this Deed shall consider requisite) at any time for carrying out any obligation imposed on the Chargor by or pursuant to Clause 25 or at any time that an Event of Default under the Credit Agreement has occurred and is continuing for carrying out any obligation imposed on the Chargor by or pursuant to this Deed (including but not limited to the obligations of the Chargor under Clause 25);

(b)                                 generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Deed or by any statute, or common law on the Administrative Agent or any Receiver or which may be required or which the Administrative Agent or any Receiver shall deem fit for carrying any sale, lease, charge, mortgage or dealing by the Administrative Agent or any Receiver into effect or for giving to the Administrative Agent or any Receiver the full benefit of these presents; and

(c)                                  generally to use its name in the exercise of all or any of the powers, authorities or discretions conferred on the Administrative Agent or any Receiver

(provided that the acts set out in (a), (b) and (c) above shall not be performed unless an Event of Default under the Credit Agreement has occurred and is continuing.).

24.2                         The Chargor ratifies and confirms and agrees to ratify and confirm whatsoever any such attorney referred to in clause 24.1 shall do or purport to do by virtue of this clause 24 and all monies expended by any such attorney shall be deemed to be expenses incurred by the Administrative Agent under this Deed.

25.                                 FURTHER ASSURANCES

The Chargor shall, at its own expense, take whatever action the Administrative Agent or a Receiver may require for:

(a)                                  creating, perfecting, maintaining or protecting security intended to be created by or pursuant to this Deed or over any asset of the Chargor referred to in this Deed;

(b)                                 after this Security has become enforceable, facilitating the realisation of any Security Asset;

(c)                                  facilitating the exercise of any right, power or discretion exercisable by the Administrative Agent or any Receiver or any of their respective Delegates or sub-delegates in respect of any Security Asset; or

(d)                                 creating and perfecting security in favour of the Administrative Agent (equivalent to the security intended to be created by this Deed) over any assets of the Chargor located in any jurisdiction outside Ireland.

This includes:

(e)                                  the re-execution of this Deed;

(f)                                    the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the Administrative Agent or to its nominee; and

(g)                                 the giving of any notice, order or direction and the making of any filing or registration,

provided that in no event shall the Chargor be required to enter into any document that is prepared under and governed by the laws of any jurisdiction other than the Collateral Jurisdictions or to take any action to perfect the Security except as necessary under the laws of Ireland in order to perfect this Security.

26.                                 PRESERVATION OF SECURITY

26.1                           This Security is a continuing security and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

26.2                           If any payment by the Chargor or any discharge, release or settlement given by a Secured Party (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is avoided, adjusted or reduced as a result of insolvency:

(a)                                  the liability of the Chargor will continue as if the payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred;

(b)                                 the Administrative Agent for the benefit of each Secured Party shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred; and

(c)                                  the Administrative Agent shall be entitled to enforce this Deed subsequently as if such payment, discharge, release, settlement, avoidance, adjustment or reduction had not occurred and any such payment had not been made.

26.3                           The obligations of the Chargor under this Deed will not be affected by any act, omission, matter or thing which, but for this clause 26.3, would reduce, release or prejudice any of its obligations under this Deed or prejudice or diminish those obligations in whole or in part, (whether or not known to it or any Secured Party) including:

(a)                                  any time, waiver, consent, indulgence or concession granted to, or composition with, the Chargor, any of the other Loan Parties or any other person; or

(b)                                 the release of the Chargor, any of the other Loan Parties or any other person under the terms of any composition or arrangement with any creditor of the Chargor or other person; or

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; or

(d)                                 the issuing, confirming, renewing, determining, varying or increasing of any negotiable instrument in any manner whatsoever; or

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status or constitution of the Chargor or any other person; or

(f)                                    any amendment, extension (whether of maturity or otherwise), restatement (in each case, however fundamental and of whatsoever nature) or replacement of any Loan Document or any other document or security or change in the terms of the Secured Obligations including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Loan Document or other document or security; or

(g)                                 any unenforceability, illegality, invalidity or non-provability of the Secured Obligations or any indebtedness or obligation of the Chargor or other person under any Loan Document or any other document or security; or

(h)                                 any insolvency or similar proceedings; or

(i)                                     any merger or amalgamation (howsoever effected) relating to the Chargor or any other person; or

(j)                                     any judgment obtained against the Chargor; or

(k)                                  any act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor under this Deed.

26.4                         Without prejudice to the generality of clause 26.3, the Chargor expressly confirms that it intends that this Deed shall extend from time to time to any variation, increase, extension or addition (howsoever fundamental and of whatsoever nature and whether or not more onerous) of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents including for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

26.5                         The Chargor waives any right it may have of first requiring the Administrative Agent or any other Secured Party (or any trustee or agent on its behalf) to make demand upon, proceed against or enforce any other right or security or claim payment from any person or make or file any proof or claim in any insolvency proceedings relative to any other person before claiming from the Chargor under this Deed.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

26.6                         During the Security Period the Administrative Agent may:

(a)                                  refrain from applying or enforcing any other monies, security or rights held or received by the Administrative Agent (or any trustee or agent on its behalf) in respect of the Secured Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any monies received from the Chargor or on account of the Chargor’s liability under this Deed.

26.7                         If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Administrative Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into such number of interest-bearing suspense accounts as it considers appropriate.

26.8                         The Administrative Agent shall be entitled to retain this Deed after as well as before payment or discharge of the Secured Obligations for such period as the Administrative Agent may determine.

26.9                         During the Security Period, unless the Administrative Agent otherwise directs, the Chargor shall not, after a claim has been made or by virtue of any payment or performance by it under this Deed:

(a)                                  be subrogated to any rights, security or monies held, received or receivable by any Secured Party (or any trustee or agent on its behalf);

(b)                                 be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of the Chargor’s liability under this clause.

The Chargor shall hold in trust for and shall immediately pay or transfer to the Administrative Agent for the Secured Parties or in accordance with any directions given by the Administrative Agent under this clause any payment or distribution or benefit of security received by it contrary to this clause.

26.10                   This Deed is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any other guarantee or security for the Secured Obligations or any of them which are now or may hereafter be held by any Secured Party whether from the Chargor or otherwise.

26.11                   The Chargor shall not, without the prior consent of the Administrative Agent, hold any security from any other party in respect of the Chargor’s liability under this Deed.  The Chargor will hold any security held by it in breach of this provision on trust for the Administrative Agent and shall immediately transfer the same to the Administrative Agent or as the Administrative Agent may direct.

26.12                   The Chargor waives any present or future right of set-off it may have in respect of its Secured Obligations (including sums payable by the Chargor under this Deed).

26.13                   None of the Administrative Agent, its nominee(s) or any Receiver or Delegate shall be liable by reason of:

(a)                                  taking any action permitted by this Deed; or

(b)                                 any neglect or default in connection with the Security Assets; or

(c)                                  taking possession of or realising all or any part of the Security Assets.

27.                                 SET-OFF

The Chargor hereby agrees that each Secured Party may at any time without notice and notwithstanding any settlement of account or other matter whatsoever:

(a)                                  combine or consolidate all or any of the Chargor’s then existing accounts wheresoever located (including accounts in the name of the Secured Parties or of the Chargor jointly with others) whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in euro or in any other currency; and/or

(b)                                 after the occurrence of an Event of Default set-off or transfer any sum standing to the credit of any one or more such accounts in or towards the satisfaction of any Secured Obligations of the Chargor, whether such liabilities be present, future, actual or contingent, primary or collateral, several or joint or matured or not.

Where such combination, set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the then prevailing spot rate of exchange of the relevant Secured Party (as conclusively determined by that Secured Party) for purchasing the currency required with the other currency.

28.                               MISCELLANEOUS

28.1                           (a)                                  If any subsequent charge or other Security Interest (other than a Permitted Encumbrance) or any expropriation, attachment, sequestration, distress or execution (or analogous process) affects any Security Asset, any Secured Party may open a new account with the Chargor.

(b)                                 If a Secured Party does not open a new account, it will nevertheless be deemed to have done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)                                  As from that time all payments made to that Secured Party will be credited or will be deemed to be credited to the new account and will not operate to reduce any Secured Obligation.

28.2                         Without prejudice to any right of set-off any Secured Party may have under this Deed, any Loan Document or otherwise, if any time deposit matures on any account the Chargor has with any Secured Party within the Security Period when:

(a)                                  this Security has become enforceable; and

(b)                                 no Secured Obligation is due and payable,

that time deposit will automatically be renewed for any further maturity which that Secured Party in its absolute discretion considers appropriate unless that Secured Party otherwise agrees in writing.

28.3                           (a)                                  To the extent that the assets mortgaged or charged under this Deed constitute “financial collateral” and this Deed and the obligations of the Chargor under this Deed constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the European Communities (Financial Collateral) Regulations 2004 (S.I. No. 1 of 2004) (the “Regulations”)) the Administrative Agent shall have the right after this Security has become enforceable to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Obligations.

(b)                                 For the purpose of paragraph (a) above, the parties agree that the value of the financial collateral so appropriated shall be the market value of that financial collateral determined reasonably by the Administrative Agent by reference to a public index or by such other process as the Administrative Agent may select, including independent valuation.  The parties further agree that the method of valuation provided for in this Deed shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

28.4                           If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

28.5                         The obligations of the Chargor under this Deed shall be enforceable notwithstanding:

(a)                                  any reconstruction, reorganisation or change in the constitution of any Secured Party;

(b)                                 the acquisition of all or any part of the undertaking of any Secured Party by any other person; or

(c)                                  any merger or amalgamation (however effected) relating to any Secured Party,

and references to any Secured Party shall be deemed to include any person who, under the laws of its jurisdiction of incorporation, domicile or other relevant applicable law has assumed the rights and obligations of such Secured Party under this Deed or to which under such laws the same have been transferred.

29.                               LITIGATION

In any litigation relating to this Deed or any security given by the Chargor, the Chargor irrevocably waives the right to interpose any defence based upon any statute of limitations or any claim of laches or set-off or counter-claim of any nature or description.

30.                               ENTRIES IN ACCOUNTS

In any proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Administrative Agent are prima facie evidence of the matters to which they relate.

31.                               CERTIFICATES AND DETERMINATIONS

Any certification or determination by the Administrative Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.                               REMEDIES AND WAIVERS

32.1                           No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

32.2                           Any waiver or consent by the Administrative Agent under this Deed must be in writing and may be given subject to any conditions thought fit by the Administrative Agent. Any waiver or consent shall only be effective in the specific instance and for the purpose for which it is given. Neither this Deed nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing between the Administrative Agent and the

Chargor and subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

33.                                 ASSIGNMENT

33.1                         This Deed shall be binding upon and ensure to the benefit of each party hereto and its successors and permitted assigns.

33.2                         The Chargor may not assign or transfer or enter into any trust arrangement with any third party in respect of any of its rights, benefits and/or obligations under this Deed.

33.3                         The Administrative Agent may assign or transfer all or any of its rights and/or obligations under this Deed to any person in accordance with the terms of Section 9.04 of the Credit Agreement without the consent of the Chargor.  The Administrative Agent will be entitled to disclose any information concerning the Chargor to any proposed assignee, transferee or successor in title to the extent permitted by the Credit Agreement.

34.                                 VARIATION

34.1                         This Deed may not be amended or waived except by an instrument in writing signed by a duly authorised officer or representative of the Administrative Agent and the Chargor.

34.2                         Each of the parties to this Deed agrees that there are no oral understandings between any Secured Party and the Chargor in any way varying, contradicting or amplifying the terms of this Deed.

34.3                         This Deed supersedes all prior representations, arrangements, understandings and agreements and sets forth the entire, complete and exclusive agreement and understanding between the parties as to the matters provided for in this Deed.

35.                                 RELEASE

35.1                         This Deed and the security interest created in the Security Assets shall terminate when all the Secured Obligations have been paid or discharged in full in cash and the Lenders have no further commitment to provide the Loans under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Letters of Credit.

35.2                         Without prejudice to the generality of the foregoing, upon any sale or other transfer by the Chargor of any Security Asset that is permitted under the Credit Agreement to any Person that is not a Guarantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Security Asset pursuant to Section 9.02 of the Credit Agreement, the security interest in such Security Asset shall be automatically released.

35.3                         Subject to clause 26 (Preservation of Security), at the end of the Security Period, the Administrative Agent shall, at the request and cost of the Chargor, take whatever action is reasonably necessary to release, reconvey or re-assign the Security Assets to the Chargor.

36.                                 NOTICES AND DEMANDS

36.1                         Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2                         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)                                  in the case of the Chargor, that identified with its name below;

(b)                                 in the case of the Administrative Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Chargor may notify to the Administrative Agent (or the Administrative Agent may notify to the Chargor, if a change is made by the Administrative Agent) by not less than five Business Days’ notice.

36.3                         Any communication or document made or delivered by one person to another under or in connection with this Deed will be effective only:

(a)                                  if by way of fax, when received in legible form during normal business hours; or

(b)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

36.4                         Any communication or document to be made or delivered to the Administrative Agent will be effective only when actually received by the Administrative Agent and then only if it is expressly marked for the attention of the department or officer identified with the Administrative Agent’s signature below (or any substitute department or officer as the Administrative Agent shall specify for this purpose).

37.                                 COUNTERPARTS

This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

38.                                 LAW AND JURISDICTION

38.1                         This Deed shall be governed by and construed in accordance with the laws of Ireland.

38.2                         The courts of Ireland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

38.3                         The Parties agree that the Courts of Ireland are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

38.4                         This clause 38 is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

THIS DEED has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

Forms of Letter for Security Accounts

Part 1 — Notice to Account Bank

To:          [Insert name of Account Bank]

Copy:     [Insert name of Administrative Agent]

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

This letter constitutes notice to you that under the Debenture [insert name of Chargor] (the “Chargor”) has [assigned/charged (by way of a first fixed charge)] in favour of [insert name of Administrative Agent] as trustee for the Secured Parties referred to in the Debenture (the “Administrative Agent”) as first priority [assignee/chargee] all of its rights in respect of any amount standing to the credit of any account maintained by the Chargor with you and detailed below (the “Security Accounts”) and the debts represented by the Security Accounts.

“Security Accounts” means [detail accounts].

Upon the occurrence of an Event of Default under the Debenture which is continuing and the issuance of a notice to this effect by the Administrative Agent to you (a “Default Notice”) the Chargor irrevocably instructs and authorises you to:

(a)                                  disclose to the Administrative Agent any information relating to any Security Account requested from you by the Administrative Agent;

(b)                                 comply with the terms of any written notice or instruction relating to any Security Account received by you from the Administrative Agent;

(c)                                  hold all sums standing to the credit of any Security Account to the order of the Administrative Agent;

(d)                                 pay or release any sum standing to the credit of any Security Account in accordance with the written instructions of the Administrative Agent; and

(e)                                  pay all sums received by you for the account of the Chargor to the credit of a Security Account.

The Chargor is not permitted to withdraw any amount from any Security Account other than in accordance with clause 13.2(a) of the Debenture which permits the Chargor to withdraw amounts prior to the Enforcement Date.

The Chargor acknowledges that you may comply with the instructions in this letter without any further permission from it and without any enquiry by you as to the justification for or validity of any request, notice or instruction.

The instructions in this letter may not be revoked or amended without the prior written consent of the Administrative Agent.

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Please send to the Administrative Agent at [ • ] with a copy to the Chargor the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.

Yours faithfully,

(Authorised signatory)

For [Insert name of Chargor]

Part 2 — Acknowledgement of Account Bank

To:          [Insert name of Administrative Agent]

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

We confirm receipt from [insert name of Chargor] (the “Chargor”) of a notice dated [ • ] of [an assignment / a charge] upon the terms of the Debenture over all the rights of the Chargor to any amount standing to the credit of any of its accounts with us specified in the notice (the “Security Accounts”).

We confirm that we:

(a)           accept the instructions contained in the notice and agree to comply with the notice;

(b)           have not received notice of the interest of any third party in any Security Account;

(c)                                  have neither claimed nor exercised, nor will claim or exercise, any security interest, set-off, counter-claim, lien or other right in respect of any Security Account;

(d)                                 will not permit any amount to be withdrawn from any Security Account; and

(e)                                  will pay all sums received by us for the account of the Chargor to a Security Account.

Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Chargor.

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Yours faithfully,

(Authorised signatory)

For [Insert name of Account Bank]

SCHEDULE 2

Forms of Letter for Insurances

Part 1 — Form of Notice of Assignment

(for attachment by way of endorsement to the insurance policies)

To:          [Insert name of Insurer]

Copy:     [Insert name of Administrative Agent]

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

This letter constitutes notice to you that under the Debenture, [insert name of Chargor] (the “Chargor”) has assigned in favour of [insert name of Administrative Agent] as trustee for the Secured Parties referred to in the Debenture (the “Administrative Agent”) as first priority assignee all amounts payable to it under or in connection with any contract of insurance of whatever nature taken out with you by or on behalf of it or under which it has a right to claim (each an “Insurance”) and all of its rights in connection with those amounts.

A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of the Chargor to a third party.

The Chargor confirms that:

(a)                                  it will remain liable under [the / each] Insurance to perform all the obligations assumed by it under [the / that] Insurance; and

(b)                                 none of the Administrative Agent, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the / any] Insurance.

(c)                                  upon the occurrence of an Event of Default under the Debenture which is continuing and the issuance of a notice to this effect by the Administrative Agent to you (a “Default Notice”) all amounts payable to the Chargor under [the / each] Insurance will be paid to the Administrative Agent at:

Bank:	[ • ]
Account Number:	[ • ]
Account Name:	[ • ]
Sort Code:	[ • ]

or such other account as the Administrative Agent may specify from time to time; and

(d)                                 upon the issuance of a Default Notice any rights of the Chargor in connection with those amounts will be exercisable by, and notices must be given to, the Administrative Agent or as it directs.

Subject to the above, the Chargor will also remain entitled to exercise all of its rights under [the / each] Insurance and you should continue to give notices under [the / each] Insurance to the Chargor, unless and until you receive such a Default Notice from the Administrative Agent to the contrary stating that the Security has become enforceable.

The instructions in this letter may not be revoked or amended without the prior written consent of the Administrative Agent.

Please note on the relevant contracts the Secured Parties’ interest as sole loss payee and the Administrative Agent’s interest as first priority assignee of those amounts and rights and send to the Administrative Agent at [ • ] with a copy to the Chargor the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.

The Chargor acknowledges that you may comply with the instructions in this letter without any further permission from it and without any enquiry by you as to the justification for or validity of any request, notice or instruction.

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Yours faithfully,

[Insert name of Chargor]

Part 2 — Form of Letter of Undertaking

To:          [Insert name of Administrative Agent]

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

We confirm receipt from [insert name of Chargor] (the “Chargor”) of a notice dated [ • ] of an assignment by the Chargor upon the terms of the Debenture of all amounts payable to it under or in connection with any contract of insurance of whatever nature taken out with us by or on behalf of it or under which it has a right to claim (each an “Insurance”) and all of its rights in connection with those amounts.

Terms used in this letter that are not defined in this letter have the same meaning in this letter as in the Debenture.

A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of the Chargor to a third party.

In consideration of your agreeing to the Chargor continuing its insurance arrangements with us we:

1.                                       accept the instructions contained in the notice and agree to comply with the notice;

2.                                       confirm that we have not received notice of the interest of any third party in those amounts and rights;

3.                                       will not agree to any amendment, waiver or release of any provision in [the / each of those] contract[s] without the prior written consent of the Administrative Agent;

4.                                       undertake to note on [the / each of those] contract[s] the interest of the Secured Parties as sole loss payee and the interest of the Administrative Agent as first priority assignee of those amounts and rights;

5.                                       undertake to name on [the / each of those] contract[s] (other than the third party liability Insurances and the employer’s liability Insurances) the Administrative Agent as co-insured for their separate interests [and to note the Administrative Agent as indemnified party under the Indemnity to Principals clause on [all / each of the] third party liability Insurances and employer’s liability Insurances];

6.                                       upon the issuance of a Default Notice, undertake to pay all amounts under [the / each of those] contract[s] to the Administrative Agent at the account specified in the notice or such other account as the Administrative Agent may specify from time to time;

7.                                       undertake to disclose to you without any reference to or further authority from the Chargor any information relating to [the / each of those] contract[s] which you may at any time request;

8.                                       undertake that [the / each of those] contract[s] shall contain (i) a non invalidation clause whereby [the / each of those] contract[s] shall not be vitiated or avoided as against the Administrative Agent in the event or as a result of any fraud, misrepresentation, or neglect or failure to make disclosure on the part of the Chargor, any tenant or other insured party or breach of any warranty or condition of the insurance policy, in any circumstances beyond the control of the Administrative Agent; (ii) a waiver of all rights of subrogation against the Administrative Agent and the Chargor; (iii) terms providing that [the / each of those] contract[s] shall not be invalidated so far as the Administrative Agent is concerned for failure to pay any premium due without the insurer first giving to the Administrative Agent not less than 30 days’ written notice; (iv) terms providing that we shall give the Administrative Agent not less than 30 days’ written notice of any cancellation or non renewal of insurances and in the case of non renewal, subject to payment being made by or on behalf of the Secured Parties of the pro rata amount of the premium for such 30 day notice period.

9.                                       undertake to notify you of any breach by the Chargor of [the / each of those] contract[s] of which it is aware and to allow you or any of the other Secured Parties to remedy any breach of [the / each of those] contract[s]; and

10.                                 confirm that we have neither claimed nor exercised, nor will claim or exercise any set-off, counterclaim or other right in respect of [the / each of those] contract[s].

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Yours faithfully,

for [Insert name of Insurer]

SCHEDULE 3

Forms of Letter for Relevant Contracts

Part 1 — Notice to Counterparty

To:          [Insert name of Counterparty]

Copy:     [Insert name of Administrative Agent]

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

This letter constitutes notice to you that under the Debenture, [insert name of Chargor] (the “Chargor”) has assigned in favour of [insert name of Administrative Agent] as trustee for the Secured Parties referred to in the Debenture (the “Administrative Agent”) as first priority assignee all of its rights in respect of [insert details of Relevant Contract(s)] (the “Relevant Contract[s]”).

The Chargor confirms that:

(a)                                  it will remain liable under [the / each] Relevant Contract to perform all the obligations assumed by it under [the / that] Relevant Contract; and

(b)                                 none of the Administrative Agent, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the / any] Relevant Contract.

The Chargor will also remain entitled to exercise all of its rights under [the / each] Relevant Contract and you should continue to give notice under [the / each] Relevant Contract to the Chargor, unless and until you receive notice from the Administrative Agent stating that the security has become enforceable.  In this event, all of its rights will be exercisable by, and notices must be given to, the Administrative Agent or as it directs.

The instructions in this letter may not be revoked or amended without the prior written consent of the Administrative Agent.

Please send to the Administrative Agent at [ • ] with a copy to ourselves the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.

The Chargor acknowledges that you may comply with the instructions in this letter without any further permission from it and without any enquiry by you as to the justification for or validity of any request, notice or instruction.

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Yours faithfully,

(Authorised signatory)

[Insert name of Chargor]

SCHEDULE 4

Shares

Part 1 — Dividend Mandate

To:          The Secretary

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] (the “Debenture”)

We refer to:

(A)                              the [ • ] (the “Shares”) in [ • ] (the “Company”), of which [insert name of Chargor] is entitled to be the registered holder pursuant to transfers of those shares executed by the registered holders thereof; and

(B)                                the Debenture creating security interests over the Shares, a copy of which is attached, to secure the payment of certain monies, and in particular clause 7.2 (Creation of Security) of the Debenture.

We hereby request that following the occurrence of an Event of Default which is continuing and the issuance of a notice to this effect by the Administrative Agent to you:

1.                                       you shall forward to the Administrative Agent, until further written notice by the Administrative Agent, all cash dividends that may become from time to time payable on so many of the Shares as are specified in paragraph (A); and

2.                                       you act in accordance with paragraph 1 and the request therein without requiring further evidence of the identity of the Administrative Agent, the number of the Shares in respect of which the Administrative Agent is entitled under the Debenture to receive dividends or any other matter relating to compliance with, or entitlement under, the Debenture.

This request is irrevocable.  Compliance with this request shall be a good discharge to the Company.

This letter or any non-contractual obligation arising out of or in connection with this letter is governed by the laws of Ireland.

Yours faithfully,

Authorised Signatory

For [Insert name of Chargor]

Part 2 — Letter of Authority

To:          [Insert name of Administrative Agent] (the “Administrative Agent”)

Date:

Dear Sirs,

Debenture dated [ • ] between [insert name of Chargor] and [insert name of Administrative Agent] in respect of the shares held by [Insert name of Chargor] in [ • ] (the “Debenture”)

We hereby unconditionally and irrevocably authorise the Administrative Agent to date and otherwise complete the share transfer forms in respect of the above mentioned shares deposited by us with the Administrative Agent and its agents pursuant to the Debenture, as and when the Administrative Agent becomes entitled to date and complete the same pursuant to the terms of the Debenture.

Yours faithfully,

Authorised Signatory

For [Insert name of relevant Chargor]

Part 3 — Letter of Resignation

To:	The Directors
[Insert Company name]
[Insert Company address]

Date:

Dear Sirs,

I hereby resign as a director of the Company with immediate effect [and confirm that I have no right or claim of whatsoever nature against the Company or any of its subsidiaries for loss of office, redundancy, unfair dismissal or breach of contract or on any other grounds whatsoever].

Please make the appropriate amendments to the Register of Directors.

Kindly also confirm that the appropriate forms have been filed in the Companies Registration Office.

This letter or any non-contractual obligation arising out of or in connection with this letter shall be governed by and construed in accordance with the laws of Ireland.

SIGNED and DELIVERED as a DEED
by
in the presence of:

Witness:

Address:

Occupation:

Part 4 — Letter of Authority to Date

To:          [Insert name of Administrative Agent] (the “Administrative Agent”)

Date:

Dear Sirs,

[Insert name of Company] (the “Company”)

I hereby unconditionally and irrevocably authorise the Administrative Agent to date the resignation letter in respect of the Company deposited by me with the Administrative Agent pursuant to the debenture dated [ • ] between [Insert name of Chargor] and the Administrative Agent (the “Debenture”), as and when the Administrative Agent becomes entitled to date the same pursuant to the terms of the Debenture.

Signed:
[Insert name of Director]

SCHEDULE 5

Excluded Collateral

Signatories (to Debenture)

The Chargor

PRESENT when the Common Seal of
SEAGATE TECHNOLOGY PLC
was affixed hereto:

/s/ Kenneth M. Massaroni
Kenneth M. Massaroni
Director

/s/ Patrick J. O’Malley III
Patrick J. O’Malley III
Director

Address:	C/o Seagate Technology HDD Holdings
920 Disc Drive
Scotts Valley
California 95066
U.S.A.

Fax:	001-831-439-2353

Attention:	Richard Caloca

In the presence of:

/s/ Saralyn D. Brown
Witness Signature
Name: Saralyn D. Brown
Address: 920 Disc Drive, Scotts Valley, CA 95066
Occupation: Executive Assistant

[Signature Page to Debenture – Seagate Technology plc]

The Administrative Agent

SIGNED by	/s/ Sharon Bazbaz
for and on behalf of
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
in the presence of:	/s/ Anne Marie Pellegrino
Anne Marie Pellegrino

Address:	JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
U.S.A.

Fax:	001-212-270-5127

Attention:	Ms. Sharon Bazbaz

[Signature Page to Debenture – Seagate Technology plc]